UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2005

CORUS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 0-6136

Minnesota	41-0823592
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3959 N. Lincoln Ave., Chicago, Illinois	60613
(Address of principal executive offices)	(Zip Code)

(773) 832-3088
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CORUS BANKSHARES, INC.

ITEM 1.01:	Entry Into a Material Definitive Agreement.

On November 29, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Corus Bankshares, Inc. (the “Company”) reviewed and approved the Amended and Restated Corus Bank, N.A. Commission Program for Commercial Loan Officers, amended and restated as of November 1, 2005 with certain amendments effective as of an earlier date (the “Program”).

The primary change relates to the provisions regarding the release of previously held back commissions. The Program provides that previously held back commissions would be released, absent nonperforming loans (which could override such release and serve to extend the holdback period), after a period prescribed in the Program. The amended Program now provides, in addition to the foregoing release provision, that previously held back commissions net of an officer’s potential losses, both as calculated under the terms of Program, may be released.  These amounts are earned and vested and are no longer considered to be at a substantial risk of forfeiture.  Releases will be distributed as soon as practicable (but in no event later than two and a half months after the end of the calendar year).

Michael G. Stein, a named executive officer is expected to receive a 2005 release in accordance with this amendment.

The Committee also approved both the renewal of the Company’s Change of Control Agreement and offering such agreement to certain of its officers.  A copy of the form of Change of Control Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Finally, the Committee approved bonus and commission payments related to 2005 to be paid in December 2005 and base salaries for 2006 (collectively, “Executive Compensation”) for its named executive officers. A summary schedule is filed as Exhibits 99.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

ITEM 8.01:	Other Events.

On November 30, 2005, the Company and LaSalle Bank, N.A. negotiated an amendment to the revolving line of credit agreement dated June 26, 2001 which increases the line of credit to $100 million from $80 million.  Interest payments are due quarterly and are computed at an interest rate of LIBOR plus 140 basis points.  A fee at an annual rate of 25 basis points of the average unused commitment is also due quarterly.  In addition to the increase, the amendment extends the maturity date of the line of credit to November 30, 2008.  Attached as Exhibit 99.3 is a copy of the agreement and is incorporated herein by reference.

ITEM 9.01:	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Form of Change of Control Agreement between the Company and certain of its officers.

99.2	Summary of Executive Compensation issued by the Company.

99.3	Sixth Amendment to Loan Agreement dated November 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORUS BANKSHARES, INC.
(Registrant)

December 5, 2005	By:	/s/ Michael E. Dulberg

Michael E. Dulberg
Senior Vice President and
Chief Accounting Officer

(Principal Accounting Officer and duly authorized Officer of Registrant)